Endologix, Inc. – 8-K	Filing Date: 7/21/03

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 18, 2003

ENDOLOGIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-28440	68-0328265

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 ALTON PARKWAY, SUITE 122 IRVINE, CA	92618

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 595-7200

Disclosure Page 1

Item 5. Other Events and Required FD Disclosure
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Endologix, Inc. – 8-K	Filing Date: 7/21/03

This Current Report on Form 8-K is filed by Endologix, Inc, a Delaware Corporation (the “Company”), in connection with the matters described herein.

Item 5. Other Events and Required FD Disclosure.

On July 15, 2003, the Company agreed to sell 4.0 million shares of its common stock through a private placement to accredited investors including Federated Kaufmann Fund, a portfolio of Federated Equity Funds. The shares were sold at a purchase price of $2.25 per share, for an aggregate of $9.0 million. The transaction closed on July 18, 2003, with net proceeds to the Company of approximately $8.46 million. The Company has agreed to register the shares of common stock issued in the private placement with the Securities and Exchange Commission to permit the resale of the shares by the private placement investors.

The Purchase Agreement is attached as Exhibit 99.1. The press release regarding the private placement is attached as Exhibit 99.2. The foregoing summary is qualified by reference to these documents, which are incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1	Stock Purchase Agreement dated July 15, 2003 by and between investors and the Company.

99.2	Press Release of Endologix, Inc. dated July 21, 2003.

Disclosure Page 2

Endologix, Inc. – 8-K	Filing Date: 7/21/03

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENDOLOGIX, INC.

Date: July 21, 2003	By	/s/ David Richards
Chief Financial Officer and Secretary

Disclosure Page 3

Endologix, Inc. – 8-K	Filing Date: 7/21/03

EXHIBIT INDEX

Exhibit
99.1	Stock Purchase Agreement dated July 15, 2003 by and between investors and the Company.

99.2	Press Release of Endologix, Inc. dated July 21, 2003

Disclosure Page 4